Prospectus Supplement dated August 10, 2003 to Prospectus Supplement dated August 2, 2004 (to Prospectus dated April 19, 2004)

$1,010,456,000 (APPROXIMATE)

NEW CENTURY HOME EQUITY LOAN TRUST, SERIES 2004-A
ASSET BACKED PASS-THROUGH CERTIFICATES

NEW CENTURY MORTGAGE SECURITIES, INC.
DEPOSITOR

COUNTRYWIDE HOME LOANS SERVICING LP
GMAC MORTGAGE CORPORATION
SERVICERS

         THE TABLE UNDER "THE CERTIFICATES" ON PAGE S-10 IS DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING:



                          Certificate Margin
               ------------------------------------

    Class              (1)                  (2)
-------------  -----------------  -----------------

    A-I-1            0.080%                 N/A
    A-II-1           0.180%                 N/A
   A-III-A           0.280%               0.560%
   A-III-B1          0.230%               0.460%
   A-III-B2          0.500%               1.000%
    M-III            4.000%               6.000%
    B-III            4.000%               6.000%



         THE SECOND TABLE UNDER "THE PASS-THROUGH RATES" ON PAGE S-133 IS DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING:



                          Certificate Margin
               ------------------------------------

    Class              (1)                  (2)
-------------  -----------------  -----------------
    A-I-1            0.080%                 N/A
    A-II-1           0.180%                 N/A
   A-III-A           0.280%               0.560%
   A-III-B1          0.230%               0.460%
   A-III-B2          0.500%               1.000%
    M-III            4.000%               6.000%
    B-III            4.000%               6.000%

         THE FOURTH PARAGRAPH ON PAGE S-85 IS REPLACED WITH THE FOLLOWING:

         (ii) in the case of the Group III Mortgage Loans, 25% CPR.


This prospectus supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement dated August 2, 2004 and prospectus dated April 19, 2004.

UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES OFFERED HEREBY, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITER AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                            BEAR, STEARNS & CO. INC.